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TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Distribution Date of January 15, 2002 for the Collection Period December 1, 2001 through December 31, 2001

			Class A-1	Class A-2	Class A-3	Class A-4
	Total		Balance	Balance	Balance	Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,455,000,000.00		$382,500,000.00	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,500,000,001.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			3.470%	3.770%	4.4749%	4.720%
Final Scheduled Payment Date			September 16, 2002	July 15, 2004	December 15, 2005	September 15, 2008
Number of Contracts	104,437
Weighted Average A.P.R.	8.55%
Weighted Average Remaining Term	50.65	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,236,480,469.25		$163,980,469.25	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,281,480,470.25
Securities Pool Factor	0.84981476		0.42870711	1.00000000	1.00000000	1.00000000
Number of Contracts	96,331
Weighted Average A.P.R.	8.57%
Weighted Average Remaining Term	47.49	months
Precompute and Simple Interest Advances	$2,597,964.42
Payahead Account Balance	$838,844.04
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,185,542,704.00		$113,042,704.00	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,230,542,705.00
Securities Pool Factor	0.81480598		0.29553648	1.00000000	1.00000000	1.00000000
Number of Contracts	94,156
Weighted Average A.P.R.	8.58%
Weighted Average Remaining Term	46.71	months
Precompute and Simple Interest Advances	$2,981,645.79
Payahead Account Balance	$777,222.22
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Reserve Account
Initial Deposit Amount						$0.00
Specified Reserve Account Percentage						0.00%
Specified Reserve Account Amount						$0.00
Specified Reserve Account Percentage (if Condition i or ii met)						5.50%
Specified Reserve Account Amount (if Condition i or ii met)						$65,204,848.72
Beginning Balance						$0.00
Total Withdraw						$0.00
Amount Available for Deposit to the Reserve Account						$3,893,943.51

Reserve Account Balance Prior to Release						$3,893,943.51
Reserve Account Required Amount						$0.00
Reserve Account Release to Seller						$3,893,943.51

Ending Reserve Account Balance						$0.00
Revolving Liquidity Note
Total Amount Available						$7,500,000.00
Beginning of Period Balance						$0.00
Draws						$0.00
Reimbursements						$0.00

End of Period Balance						$0.00
Current Period Undrawn Amount						$7,500,000.00

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	28

Gross Principal Balance of Liquidated Receivables		$351,173.92
Net Liquidation Proceeds Received During the Collection Period		$(189,805.77)
Recoveries on Previously Liquidated Contracts		$(260.00)

Aggregate Credit Losses for the Collection Period		$161,108.15

Cumulative Credit Losses for all Periods	59	$269,095.09

Repossessed in Current Period	33

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.02%
First Preceding Collection Period		0.07%
Current Collection Period		0.15%
Condition (i) (Charge-off Rate)
Three Month Average		0.08%
Charge-off Rate Indicator (> 1.25%)		condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts		Percent	Amount
31-60 Days Delinquent	1.26%	1,182		1.19%	$14,693,136.38
61-90 Days Delinquent	0.19%	178		0.20%	$2,474,305.58
Over 90 Days Delinquent	0.13%	127		0.15%	$1,805,961.82

Total Delinquencies		1,487			$18,973,403.78

Repossessed Vehicle Inventory		99	*

*
Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.13%
First Preceding Collection Period	0.22%
Current Collection Period	0.32%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.22%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Distribution Date of January 15, 2002 for the Collection Period December 1, 2001 through December 31, 2001

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$50,586,591.33
Interest Payments Received	$8,908,908.07
Net Precomputed Payahead Amount	$61,621.82
Aggregate Net Liquidation Proceeds Received	$190,065.77
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$59,747,186.99
Net Simple Interest Advance Amount	$356,649.06
Net Precomputed Advance Amount	$27,032.31

Total Available Amount	$60,130,868.36
Amounts Due
Servicing Fee	$1,067,900.39
Accrued and Unpaid Interest	$4,231,259.21
Principal	$50,937,765.25
Reserve Fund	$3,893,943.51

Total Amount Due	$60,130,868.36
Actual Distributions
Servicing Fee	$1,067,900.39
Interest	$4,231,259.21	$458,370.96	$1,451,450.00	$1,458,071.58	$863,366.67
Principal	$50,937,765.25	$50,937,765.25	$0.00	$0.00	$0.00
Reserve Fund	$3,893,943.51

Total Amount Distributed	$60,130,868.36	$51,396,136.21	$1,451,450.00	$1,458,071.58	$863,366.67

Monthly Information by Type of Loan

Precomputed Contracts
Scheduled Principal Collections			$1,905,446.17
Prepayments in Full	251	contracts	$883,613.38
Repurchased Receivables Principal			$0.00
Payments Behind/Ahead on Repurchased Receivables			$0.00
Total Collections			$3,012,874.54
Advances—Reimbursement of Previous Advances			$0.00
Advances—Current Advance Amount			$27,032.31
Payahead Account—Payments Applied			$61,621.82
Payahead Account—Additional Payaheads			$0.00
Simple Interest Contracts
Collected Principal			$27,782,723.27
Prepayments in Full	1896	contracts	$20,014,808.51
Collected Interest			$8,685,093.08
Repurchased Receivables Principal			$0.00
Repurchased Receivables Interest			$0.00
Advances—Reimbursement of Previous Advances			$0.00
Advances—Current Advance Amount			$356,649.06

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Payment Date of January 15, 2002 for the Collection Period of December 1 through December 31, 2001

Class A3
Balance
Note Rates for January 15, 2002 Payment Date
One Month LIBOR	1.89563%
Spread	0.07000%

Note Rates:	1.96563%
Number of Days in Interest Period (Days)	29
Interest Payments
Interest Calculation for Current Interest Period	619,118.85
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,458,071.58
Paid to Swap Counterparty (Swap Payments Outgoing)	1,458,071.58
Proration %	0.00%
Interest Due to Noteholders (Swap Payments Incoming)	619,118.85
Interest Payment to Noteholders (Swap Payments Incoming)	619,118.85
Net Swap Payment due to / (received by) Swap Counterparty	(838,952.73)
Principal Payments
Principal Payment due to Investors	—
Ending Notional Balance	391,000,000.00
Swap Termination Payment	N/A
Note Rates for February 15, 2002 Payment Date
One Month LIBOR	1.82000%
Spread	0.07000%

Note Rates:	1.89000%
Number of Days in Interest Period (Days)	31

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Distribution Date of January 15, 2002 for the Collection Period December 1, 2001 through December 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Distribution Date of January 15, 2002 for the Collection Period December 1, 2001 through December 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Payment Date of January 15, 2002 for the Collection Period of December 1 through December 31, 2001